Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp

One Manhattan West New York, NY 10001 ________ TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com October 29, 2025	FIRM/AFFILIATE OFFICES
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BOSTON
CHICAGO
HOUSTON
LOS ANGELES
PALO ALTO
WASHINGTON, D.C.
WILMINGTON
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ABU DHABI BEIJING
BRUSSELS
FRANKFURT
HONG KONG
LONDON
MUNICH
PARIS
SÃO PAULO
Global Business Travel Group, Inc.	SEOUL
666 3rd Avenue, 4th Floor	SHANGHAI
New York, NY 10017	SINGAPORE
TOKYO
TORONTO

Re:	Global Business Travel Group, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to Global Business Travel Group, Inc., a Delaware corporation (the “Company”), in connection with the resale by the selling stockholders identified on Schedule A hereto (the “Selling Stockholders”) of up to 50,757,742 shares of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”), consisting of (i) 50,357,742 shares (the “Closing Shares”) of the Company’s Class A Common Stock issued to the Selling Stockholders and (ii) 400,000 shares (the “Holdback Shares” and, together with the Closing Shares, the “Shares”) of the Company’s Class A Common Stock which are issuable to the Selling Stockholders as determined in accordance with the terms of the Merger Agreement (as defined below). We have been advised that the Closing Shares were issued and the Holdback Shares are issuable pursuant to the Agreement and Plan of Merger, dated as of March 24, 2024, as amended on January 17, 2025, March 17, 2025, March 20, 2025, March 21, 2025 and August 28, 2025 (the “Merger Agreement”), by and among the Company, Cape Merger Sub I LLC, a Delaware limited liability company, Cape Merger Sub II LLC, a Delaware limited liability company, CWT Holdings, LLC, a Delaware limited liability company, and Redwood Drawdown Partners III, LLC, a Delaware limited liability company.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

Global Business Travel Group, Inc.

October 29, 2025

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)            the registration statement on Form S-3 of the Company relating to the Shares filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)            the prospectus, dated the date hereof, which forms a part of and is included in the Registration Statement;

(c)            an executed copy of the Merger Agreement;

(d)            an executed copy of a certificate of Eric J. Bock, Chief Legal Officer, Global Head of M&A and Compliance and Corporate Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(e)            a copy of the Company’s Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, as in effect on March 24, 2024 and at all subsequent times to and including the date hereof, and certified pursuant to the Secretary’s Certificate (the “Certificate of Incorporation”);

(f)            a copy of the Company’s Bylaws, as in effect on March 24, 2024 and at all subsequent times to and including the date hereof, certified pursuant to the Secretary’s Certificate;

(g)            a copy of certain resolutions of the Board of Directors of the Company, adopted on March 24, 2024, certified pursuant to the Secretary’s Certificate;

(h)            a copy of certain resolutions of the Board of Directors of the Company, adopted on March 21, 2025, certified pursuant to the Secretary’s Certificate; and

(i)             a copy of certain resolutions of the Board of Directors of the Company, adopted on October 3, 2025, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Stockholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Stockholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. With respect to our opinions set forth below, we have assumed that (i) the Company received the consideration for the Shares set forth in the Merger Agreement and the applicable board resolutions and (ii) the issuance of the Closing Shares has been and the issuance of the Holdback Shares will be registered in the Company’s share registry. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholders and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate.

Global Business Travel Group, Inc.

October 29, 2025

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

As used herein, “Organizational Documents” means those documents listed in paragraphs (e) and (f) above.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.            the Closing Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable; and

2.            the Holdback Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and when issued in accordance with the terms of the Merger Agreement by the Company and registered in the Company’s share registry will be validly issued and fully paid and nonassessable.

In addition, in rendering the foregoing opinions we have assumed that:

(a)            the Company’s issuance of the Shares does not and will not (i) violate any statute to which the Company or such issuance is subject, or (ii) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Organizational Documents or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments), and we have further assumed that the Company will continue to have sufficient authorized shares of Class A Common Stock; and

(b)            the Company’s authorized capital stock is as set forth in the Certificate of Incorporation, and we have relied solely on the certified copy thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations.

This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.

Global Business Travel Group, Inc.

October 29, 2025

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

GAF

Global Business Travel Group, Inc.

October 29, 2025

Schedule A

Selling Stockholder	Total Number of Shares to be Sold
Alcentra SCF II SARL	1,031,718
San Bernardino County Employees’ Retirement Association	563,045
A Holdings – B LLC	141,655
Anchorage Credit Funding 1, Ltd.	391,921
Anchorage Credit Funding 2, Ltd.	635,482
Anchorage Credit Funding 3, Ltd.	551,475
Anchorage Credit Funding 4, Ltd.	920,571
Anchorage Credit Funding 5, Ltd.	331,676
Anchorage Credit Funding 6, Ltd.	232,421
Anchorage Credit Funding 7, Ltd.	171,925
Anchorage Credit Funding 8, Ltd.	169,261
Anchorage Credit Funding 9, Ltd.	219,856
Anchorage Credit Funding 10, Ltd.	499,249
Anchorage Credit Funding 11, Ltd.	398,002
Anchorage Credit Funding 12, Ltd.	400,869
Anchorage Credit Funding 13, Ltd.	635,408
Anchorage Credit Funding 14, Ltd.	401,993
Anchorage Credit Funding 15, Ltd.	358,506
Anchorage Credit Funding 16, Ltd.	149,701
Anchorage Capital CLO 8, Ltd.	26,370
Anchorage Capital CLO 24, Ltd.	28,398
Anchorage Capital CLO 25, Ltd.	26,370
Anchorage LPC-V, L.P.	250,039
PCI Fund LLC C/O Anchorage Capital Group	303,200
Attestor Value Master Fund LP	8,948,523
GSO Credit Alpha II Trading (Cayman) LP	355,835
Boundary Creek Dislocation Master Fund LP	218,509
Boundary Creek Master Fund LP	2,538,668
CastleKnight Master Fund LP	140,067
Lynstone SSF Holdings SARL	1,019,658
MCP Holdings Master LP	679,084
Monarch Capital Master Partners IV LP	657,181
Monarch Capital Master Partners V LP	3,495,637
Monarch Customized Opportunistic Fund – Series 1 LP	100,576
Monarch Debt Recovery Master Fund Ltd	1,135,265
Monarch Special Opportunities Master Fund Ltd	179,162
Monarch V Select Opportunities Master Fund LP	948,382
Corbin Opportunity Fund L.P.	48,269
Redwood Drawdown Master Fund III, LP	7,260,214
Redwood Enhanced Income Corp	661,259
Redwood Master Fund LTD	9,988,260
Redwood Opportunity Master Fund, Ltd.	3,544,083
Total	50,757,742